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                                                          Exhibit 10.4


                                THE GEON COMPANY

                               SECTION 401(a)(17)

                            BENEFIT RESTORATION PLAN
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                                TABLE OF CONTENTS

SECTION                                                             PAGE
I            DEFINITIONS                                               2
II           ELIGIBILITY TO PARTICIPATE                                7
III          BENEFIT RESTORATION UNDER THE PENSION PLAN                8
IV           BENEFIT RESTORATION UNDER THE SAVINGS PLAN                9
V            PAYMENT OF BENEFITS                                      11
VI           LIMITATIONS ON BOTH PENSION AND SAVINGS PLANS            14
VII          MISCELLANEOUS                                            15
VIII         EFFECTIVE DATE                                           21


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                                    PREAMBLE

The primary purpose of this Plan is to provide deferred compensation to employees who are determined by the Company to be management or highly compensated employees. This Plan should be read and construed so as to accomplish the foregoing objective. This Plan is intended to meet the requirements of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.
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                                    SECTION I

                                   DEFINITIONS

1.1 Affiliate means any corporation, partnership or other organization which, during any period of employment of a Participant, was at least 50% controlled by the Company or an affiliate of the Company.

1.2 Annual Addition means, with respect to the Savings Plan, the sum of employer contributions, employee contributions and forfeitures, as defined in Section 415(c)(2) of the Code, including the exceptions described in such Section.

1.3 Basic Pension Plan Benefit means the pension benefit payable from the Pension Plan to a Participant, computed without regard to the benefit limitations imposed on the Pension Plan by Sections 415 and 401(a)(17) of the Code, and, in the case of an MIP/SIP Limited Participant, computed taking into account the MIP/SIP Limited Participant's MIP/SIP Limited Compensation as eligible earnings under the Pension Plan.

1.4 Basic Savings Plan Match means the amount of Company matching contribution which would be credited to the Participant under the Savings Plan without regard to the limitations imposed on the Savings Plan by Sections 415, 401(k), 401(m), and 401(a)(17) of the Code, determined based on the Participant's Current


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         Maximum Participation Percentage Rate beginning on the date during each
         Plan Year in which the Participant's continued ability to make Pre-Tax Contributions or After-Tax Contributions is first limited by Section 401(a)(17) of the Code and continuing (at the applicable rate) until the earlier of the last day of such Plan Year or, if earlier, the termination of the Participant's employment, and, in the case of an MIP/SIP Limited Participant, treating the MIP/SIP Limited Participant's MIP/SIP Limited Compensation as eligible earnings under the Savings Plan.


1.5 Committee means the Compensation Committee of the Board of Directors of the Company, or any person or entity to whom the Compensation Committee of the Board of Directors of the Company has delegated any authority or responsibility under the Plan.

1.6      Code means the Internal Revenue Code of 1986, as amended.

1.7      Company means The Geon Company.

1.8 Current Maximum Participation Percentage Rate means the maximum aggregate percentage of Earnings which the Participant could elect as Pre-Tax Contributions and/or After-Tax Contributions for the applicable portion of the Plan Year under the provisions of the Savings Plan, determined without regard



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         to any provisions of the Savings Plan in respect of Sections
         401(a)(17), 401(k), 401(m), and 415 of the Code.

1.9 MIP/SIP Limited Compensation means the portion of an award under the Company's Management Incentive Program and/or Sales Incentive Program, as applicable, of an MIP/SIP Limited Participant that, after January 31, 1995, would have been paid in cash if the Company's Management Incentive Program and/or Sales Incentive Program, as applicable, did not provide for payment of all or a portion of the awards thereunder in a form other than cash and any portion of an MIP/SIP Limited Participant's award payable in cash under the Company's Management Incentive Plan and/or Sales Incentive Program, as applicable, the receipt of which is deferred at the election of the MIP/SIP Limited Participant; provided, however, that in no event shall MIP/SIP Limited Compensation include any premium related to payment of an award in a form other than cash under the Company's Management Incentive Plan and/or Sales Incentive Program nor any amount that is eligible earnings under the Pension Plan and/or Savings Plan; and, provided, however, that any portion of an MIP/SIP Limited Participant's award payable in cash under the Company's Management Incentive Plan and/or Sales Incentive Program, as applicable, that is deferred at the election of the Participant shall be MIP/SIP Limited Compensation only for the period in which it would have been received but for the deferral.


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1.10     MIP/SIP Limited Participant means a Participant whose award under the
         Company's Management Incentive Program and/or Sales Incentive Program, as applicable, is mandatorily paid in a form other than cash at a percentage that exceeds twenty percent (20%) of the award (excluding any premium).

1.11 Participant means any employee or former employee who is receiving any of the benefits provided by this Plan.

1.12     Plan means The Geon Company Section 401(a)(17) Benefit Restoration
         Plan.

1.13 Plan Account means a book reserve account maintained under the Plan on behalf of a Participant, to which the amounts to which such Participant is entitled under Articles 4.1, 4.2, and 4.3 are credited.

1.14     Pension Plan means The Geon Pension Plan.

1.15 Pension Plan Benefit means the pension benefit payable from the Pension Plan to a Participant (taking into account and including the limitations contained in Sections 415 and 401(a)(17) of the Code).

1.16     Savings Plan means The Geon Retirement Savings Plan.



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1.17     Savings Plan Match means the amount of Company matching contribution actually credited to the Participant under the Savings Plan for the Plan Year.

1.18 Supplemental Restoration Benefit means an amount which is determined by subtracting the Participant's Pension Plan Benefit from the Participant's Basic Pension Plan Benefit.

1.19 Valuation Date means the last day on which the New York Stock Exchange is open for trading occurring in the calendar month immediately preceding the calendar month in which the Participant's employment covered under the Plan terminates.

1.20 Words and phrases used herein with initial capital letters which are defined in the Savings Plan or the Pension Plan shall have the definitions given to them in such Plans.


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                                   SECTION II

                           ELIGIBILITY TO PARTICIPATE

2.1 All participants in the Pension Plan shall participate in this Plan whenever their Basic Pension Plan Benefit exceeds the amount of their Pension Plan Benefit. All employees eligible to participate in the Savings Plan shall participate in this Plan whenever any part of their Annual Addition would be unavailable due to the limitations imposed by
         Section 401(a)(17) of the Code.

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                                   SECTION III

                   BENEFIT RESTORATION UNDER THE PENSION PLAN

3.1 The Company shall pay to each Participant in the Pension Plan who is participating in this Plan a Supplemental Restoration Benefit. Such Supplemental Restoration Benefit shall be paid in accordance with
         Article 5.1.



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                                   SECTION IV

                   BENEFIT RESTORATION UNDER THE SAVINGS PLAN

4.1 The Company shall maintain a Plan Account for each Participant whose Annual Additions to the Savings Plan have been restricted by the limitations of Section 401(a)(17) of the Code. The Company shall credit the Plan Account of such a Participant for a Plan Year with the difference between the Basic Savings Plan Match and the Savings Plan Match.

4.2 A Participant with respect to whom the limitation of Section 401(a)(17) of the Code applicable under the Savings Plan has been reached may elect to reduce his or her compensation in excess of such limitation at a percentage rate of earnings elected by the Participant on a form provided by the Company, but in no event more than 6% of the Participant's Earnings under the Savings Plan in excess of the limitation of Section 401(a)(17) of the Code, and have the amount by which the Participant's compensation is reduced credited to the Participant's Plan Account. Such election shall be made at such time and in such manner as the Company shall require, but such election shall be made prior to the date on which the compensation to which it relates is earned and shall be irrevocable for the period to which it relates.


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4.3      The Plan Accounts hereunder will be credited on a monthly basis with earnings: (1) for periods prior to January 1, 1995, and for periods after February 28, 1997, at a rate equal to the monthly rate of earnings paid under the Fixed Income Fund of the Savings Plan; and (2) for periods after December 31, 1994 but prior to March 1, 1997, at a rate equal to the monthly rate of earnings paid under the Fixed Income Fund of the Savings Plan, rounded up to the next whole percent (if applicable), for the last full calendar month of the Plan Year ending most recently prior to the month for which the crediting is being done. In the event that the Fixed Income Fund of the Savings Plan no longer exists, the Company shall, in its sole discretion, establish an alternate rate of return for the immediately preceding sentence, which alternate rate of return shall be intended by the Company to provide a rate of return comparable to that of the Fixed Income Fund. Notwithstanding the foregoing provisions of this Article 4.3: The Committee may establish rules and procedures whereunder a Participant may elect that the Participant's Account be credited or debited with earnings and losses equal to the earnings and losses on a specified investment or specified investments other than the Fixed Income Fund of the Savings Plan (or alternative rate of return, if applicable). Such election shall be made at such time(s) and in such manner as the Committee's rules and procedures shall require, shall be prospective only, and shall be irrevocable with respect to the period to which it relates.

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SECTION V

                               PAYMENT OF BENEFITS

5.1 Pension. The Supplemental Restoration Benefit shall be payable in the same form as elected under the Pension Plan and in accordance with and subject to all of the terms and conditions applicable to the Participant's benefits under the Pension Plan including the actuarial equivalents of, as provided in the Pension Plan, the optional benefits he or she has elected or is deemed to have elected.

5.2      Savings.

         (a) The Company shall distribute in a lump sum to each Participant in this Plan or his or her designated beneficiary under the Savings Plan, upon the termination of employment of such Participant under circumstances entitling him or her or such beneficiary to a distribution of the Participant's interest in the Savings Plan, except as provided below, an amount in cash equal to (i) the value of his or her Plan Account attributable to the deemed matching contribution of the Company, as provided in paragraph 4.1 herein, to the extent vested determined in accordance with the terms of the Savings Plan, at the time of termination of employment, valued as of the close of business on the Valuation Date, and (ii) the value of his or her Plan Account attributable to contributions made pursuant to an election under
         Article 4.2, as of the close of business on the Valuation Date.

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         A Participant employed by a Successor Company may, subject to Committee approval, be considered to have terminated employment with the Company for purposes of this Article 5.2 only.

         (b) Notwithstanding Article 5.2(a) hereof, with respect to employment terminations occurring on and after November 1, 1996 and prior to February 6, 1997, a Participant who is subject to the provisions of
         Section 16 of the Securities Exchange Act of 1934, as amended (a "Section 16 Insider") at the time of employment termination, and who with respect to any portion of his or her Plan Account which, if not held for six months, would subject the Participant to short-swing liability under Section 16 of such Act, shall not be entitled to a distribution under the Plan of any portion of such Participant's Plan Account as to which the Participant has elected to be credited or debited with earnings and losses equal to the earnings and losses on a specified investment which derives its return from the value of the equity securities of the Company (a "Company Equity Fund") until such date that is six months and one day following the termination of such Participant's employment under circumstances entitling him or her or his or her designated beneficiary to a distribution of the Participant's interest in the Savings Plan. Any amounts distributed in accordance with this Article 5.2(b) shall be valued as of the close of business on the last day on which the New York Stock Exchange is open for trading occurring in the calendar month immediately preceding the calendar month in which the Participant is


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         entitled to a distribution under this Article 5.2(b), rather than as of the Valuation Date.


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                                   SECTION VI

                  LIMITATIONS ON BOTH PENSION AND SAVINGS PLANS

6.1 Where Section 415 of the Code places combined limits on both the Pension Plan and the Savings Plan, the Savings Plan will be the primary qualified plan.


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                                   SECTION VII

                                  MISCELLANEOUS

7.1 Administration. The Committee shall have full discretionary authority to administer the Plan, determine all questions arising in connection with the Plan, interpret the provisions of the Plan, adopt procedural rules, and employ and rely on such legal counsel, actuaries, accountants and agents as it may deem advisable to assist in the administration of the Plan. Decisions of the Committee shall be conclusive and binding on all persons.

7.2 Termination. This Plan may be terminated at any time by the Board of Directors of the Company, in which event the rights of Participants to their accrued and vested Supplemental Restoration Benefits and to the balances in their Plan Accounts established under this Plan (if any) shall become nonforfeitable. If the Company shall terminate the Pension Plan or the Savings Plan, any Supplemental Restoration Benefits or Plan Accounts payable to the Participants in accordance with this Plan shall be payable to them in accordance with all of the terms and conditions applicable to employee benefits under the Pension Plan in the event of its termination, as applicable, and, if applicable, the amounts to the credit of Participants in their Plan Accounts shall be distributed to such Participants as provided herein, but in accordance with any of the terms and conditions of the

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         Savings Plan then applicable providing for earlier distribution, as applicable. Notwithstanding the immediately preceding sentence, a Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended shall not be entitled to a distribution under the Plan of any portion of such Participant's Plan Account as to which the Participant has elected to be credited or debited with earnings and losses equal to the earnings and losses on a specified investment which derives its return from the value of the equity securities of the Company until such time as is provided in
         Article 5.2.

7.3 No Assignability. The right of an employee or any other person to a benefit payment pursuant to this Plan shall not be assigned, transferred, pledged or encumbered except by will or the laws of descent and distribution.

7.4 Rights. Nothing in this Plan shall be construed as giving any employee the right to be retained in the employ of the Company as an executive or in any other capacity. The Company expressly reserves the right to dismiss any employee at any time without regard to the effect which such dismissal might have upon him or her under the Plan.

7.5 Amendment. This Plan may be amended at any time by or pursuant to action of the Committee, except that no such amendment shall: (1) deprive any Participant of his or her Supplemental Restoration Benefit accrued at the time of such


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         amendment; (2) reduce the amount then credited to a Participant's Plan
         Account (if any); (3) if approved or adopted after August 1, 1996, amend the Plan in any other manner that would not be permitted under
         Section 411(d)(6) of the Internal Revenue Code of 1986, as in effect on August 1, 1996, or the regulations thereunder as in effect on August 1, 1996, but not including any regulation in respect of Section 204(h) of the Employee Retirement Income Security Act of 1974, as amended (if the Plan were a plan subject to Section 411(d)(6) of the Internal Revenue Code of 1986, as in effect on August 1, 1996), except to the extent that a Participant who would be affected by the amendment consents in writing thereto; or (4) if approved or adopted after August 1, 1996, change the method of crediting hypothetical earnings (or losses) under
         Article 4.3 of the Plan to a method that would not be permissible under a plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as in effect on August 1, 1996, except that the provisions of
         Article 4.3 of the Plan as in effect prior to August 1, 1996 and any provisions substantially similar to the provisions of Article 4.3 of the Plan as in effect on August 1, 1996 shall be deemed a method or methods permissible under Section 401(a) of the Internal Revenue Code of 1986, as in effect on August 1, 1996, and that a provision shall not be deemed impermissible under a plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as in effect on August 1, 1996, because the provision credits hypothetical (as opposed to actual) earnings (or losses), and except to the

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         extent that a Participant who would be affected by the amendment consents in writing thereto.

7.6 Funding. Benefits payable under this Plan shall not be funded and shall be paid out of the general funds of the Company. The Company shall not be required to segregate any assets with respect to this Plan. Nothing contained in this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee, former employee or any designated beneficiary of any Participant or any other person. Any amounts credited to a Participant under the provisions of this Plan shall continue for all purposes to be part of the general funds of the Company, and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds. No person shall have any property interest whatsoever in any specific assets of the Company by reason of the Plan. Any right to receive payments pursuant to the Plan shall be no greater than the right of any unsecured creditor of the Company.

7.7 Benefit Claims and Appeal Procedure. The Committee shall have full discretionary authority to make all determinations as to the right of any person to a Supplemental Restoration Benefit. The Committee shall have full discretionary authority to make all determinations as to the right of any person to the amounts described in Articles 4.1, 4.2, and 4.3.

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         Any Participant or beneficiary, or a duly authorized representative thereof whose claim for a benefit made pursuant to the Plan is denied, may request the Committee to review such denial. Such request must be in writing and must be made within 60 days after receipt of the written notice that his or her claim has been denied. Participants or beneficiaries making such a request may review pertinent documents and may submit issues and comments in writing. Upon receipt of the written request, the Committee shall render a decision on the request within 60 days.

         The Committee shall have full discretionary authority to make a determination on any matter relating to the Plan on which it is asked to make a determination pursuant to the foregoing procedures. The decision of the Committee shall be final, shall be provided in writing, and shall include specific reasons for the decision, written in a manner calculated to be understood by the person making the claim and with specific references to the pertinent provisions of the Plan on which the decision is based.

7.8 Continuation of Portion of Goodrich Plan. The Plan shall provide all payments in respect of similar benefits provided for under a similar plan (the "Goodrich Plan") of The B.F. Goodrich Company ("Goodrich") owed after April 29, 1993 to those persons who were last employed by Goodrich in the Geon Vinyl Division and those employees who were last employed by Goodrich in a




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         department which became a part of the Geon Vinyl Division when the Geon
         Vinyl Division was formed, who were receiving such benefits under the Goodrich Plan as of April 29, 1993 or who would have commenced receiving such benefits under the Goodrich Plan on or after April 29, 1993 because of events occurring prior to April 29, 1993, all in accordance with the provisions of the Goodrich Plan (as in effect on April 28, 1993 or such prior date(s) as applicable to the time(s) at which such person accrued such benefits), if any. The Plan is a continuation of the Goodrich Plan with respect to those employees of the Company who were participants in the Goodrich Plan immediately prior to April 29, 1993. Whenever in this Plan it is necessary to calculate any compensation or earnings of any such Participant for any period prior to April 29, 1993, or to use any period of service prior to that date for any purpose in the Plan, such Participant's period of service, compensation, and/or earnings taken into account under the Goodrich Plan prior to April 29, 1993 shall be taken into account under the Plan.

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                                  SECTION VIII

                                 EFFECTIVE DATE

8.1 This Plan shall be construed, administered and enforced according to applicable federal law, and to the extent not preempted thereby, the laws of the State of Delaware.

8.2      This Plan was established and became effective April 29, 1993.

IN WITNESS WHEREOF, the undersigned has executed this document as of April 29, 1993.

                                       THE GEON COMPANY

                                       By:

                                       ----------------------------------
                                       Name:
                                       Title: